UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2008

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On September 22, 2008, The First Marblehead Corporation (the “Corporation”) announced that John A. Hupalo, Senior Executive Vice President, Chief Financial Officer and Group Head, Capital Markets, will be leaving the Corporation effective September 30, 2008, to pursue other opportunities.

(c)

On September 22, 2008, the Corporation announced that Kenneth S. Klipper will succeed Mr. Hupalo as Chief Financial Officer effective September 22, 2008.

Mr. Klipper, age 49, has served as the Corporation’s Senior Vice President, Finance since March 2005 and as its Treasurer and Chief Accounting Officer since November 2006. From January 2003 to March 2005, Mr. Klipper served as the Chief Executive Officer of Brown Co., an online brokerage firm owned by JPMorgan at the time. From May 2002 to January 2003, Mr. Klipper served as the Chief Financial Officer of Park Street Capital, a private equity firm. From January 2000 to April 2002, Mr. Klipper served as the Chief Financial Officer of Tucker Anthony Sutro, Inc., a publicly traded securities brokerage firm. Prior to joining Tucker Anthony, Mr. Klipper served for five years as both the Chief Financial Officer and Controller for the securities brokerage unit of Fidelity Investments, and he held positions with KPMG LLP, a registered public accounting firm, for eleven years. Mr. Klipper received a B.S. degree from the University of Richmond and is a Certified Public Accountant.

Mr. Klipper serves as our Senior Vice President, Finance pursuant to a letter agreement dated February 25, 2005.  The letter agreement provides that Mr. Klipper will receive direct annual compensation of $270,000 and will be eligible for an annual bonus award of up to 50 percent of earned salary for the performance year.  Mr. Klipper’s annual base salary is currently $340,000.  Under the 2005 letter agreement, Mr. Klipper was granted in April 2005, at no cost, 6,000 restricted stock units representing the right to receive one share of the Corporation’s common stock on the applicable vesting date.  One-third of the original number of restricted stock units vested on April 26, 2008, the third anniversary of the grant date, and one-third will vest on each of April 26, 2009 and April 26, 2010.

Mr. Klipper is not related by blood, marriage or adoption to any director or executive officer of the Corporation.  Mr. Klipper has not been party to any related party transaction, or currently proposed related party transaction, with the Corporation within the meaning of Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)         Exhibits

The following exhibit shall be deemed to be furnished, and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section:

99.1

Press release issued by the Corporation on September 22, 2008 entitled, “First Marblehead Announces Management Changes Including Appointment of Kenneth Klipper as Chief Financial Officer and Gary Santo as Co-Head of Capital Markets”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: September 25, 2008	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release issued by the Corporation on September 22, 2008 entitled, “First Marblehead Announces Management Changes Including Appointment of Kenneth Klipper as Chief Financial Officer and Gary Santo as Co-Head of Capital Markets”